Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of EUDA Health Holdings Limited (the “Company”) on Form 20-F, as amended by 20-F/A (Amendment No. 2), for the year ended December 31, 2024 (the “Report”), Vivian Tay, Interim Chief Financial Officer of the Company, certifies, to the best of her knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

a. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 24, 2025

By:	/s/ Vivian Tay
Vivian Tay
Interim Chief Financial Officer
(Principal Financial Officer)